UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 6, 2018

AB INTERNATIONAL GROUP CORP.
(Exact name of Registrant as specified in its charter)

Nevada	33-199238	37-1740351
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16th Floor, Rich Towers, 2 Blenheim Avenue

Tsim Sha Tsui, Kowloon, Hong Kong

(Address of principal executive offices)

(852) 2622-2891

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective as of June 6, 2018, AB International Group Corporation amended its Articles of Incorporation to increase its authorized common stock to One Billion (1,000,000,000) shares, par value $0.001 per share.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits. The following exhibits are furnished with this report:

Exhibit No.	Exhibit Description

3(i)	Certificate of Amendment to Articles of Incorporation, filed June 6, 2018.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AB INTERNATIONAL GROUP CORP.

Dated: June 7, 2018	By:	/s/ Chiyuan Deng
Chiyuan Deng,
Chief Executive Officer

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